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                                                              EXHIBIT 23.8

                  CONSENT OF J.P. MORGAN SECURITIES INC.

  We hereby consent to the use of our opinion letter dated [July ,] 1997 to the Special Committee of the Board of Directors of Security Capital Atlantic Incorporated (the "Company") included as Annex III to the Proxy Statement of the Company and the Prospectus of Security Capital Group Incorporated ("SCG") which form a part of the Registration Statement on Form S-4 of SCG originally filed on May 1, 1997 with the Securities and Exchange Commission and to the references therein to such opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          J.P. MORGAN SECURITIES INC.

                                          By: ____________________________

                                             Name:

                                             Title:

[July  ,] 1997